                                                                     EXHIBIT 4.2


THE OPTION AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.


                               COMMON STOCK OPTION
                                (NONTRANSFERABLE)

                             GRAND ENTERPRISES, INC.
                            (A DELAWARE CORPORATION)


         FOR VALUE RECEIVED, GRAND ENTERPRISES INC. (the "Corporation") hereby grants to James English (the "Holder"), subject to the terms and conditions hereinafter set forth, the option to purchase an aggregate of two hundred thousand (200,000) shares of the common stock, par value $.001 per share (the "Common Stock") of the Corporation. The exercise price per share and the number of shares of Common Stock issuable upon exercise of the Options are subject to adjustment as hereinafter provided.

         1. TERM AND EXERCISE.

                  (a) This Option may be exercised by the Holder, in whole or in part, at any time prior to the expiration of this Option, which expiration shall occur three (3) years from the date of the issuance of this Option.

                  (b) The Holder shall exercise this Option by surrender to the Corporation of this Option with the Purchase Form attached hereto as Exhibit "A", duly executed, accompanied by payment in cash or by check of the price hereinafter set forth for the Shares of the Common Stock so purchased (the "Option Price").

                  (c) Within ten (10) business days following the exercise of this Option by the Holder as hereinabove provided, the Corporation shall cause to be issued in the name of and delivered to the Holder a certificate or certificates representing the Shares of the Common Stock so purchased. The Corporation covenants and agrees that all of the Shares of the Common Stock which may be issued and delivered upon the due exercise of this Option by the Holder shall, upon such issuance and delivery, be fully paid and nonassessable.


         2. OPTION PRICE. The Option Price at which the Shares of the Common Stock shall be purchased upon the exercise of this Option shall be $2.00 per share.

         3. EXPIRATION OF OPTION ON CERTAIN ADDITIONAL EVENTS. Anything contained in this Option to the contrary notwithstanding, this Option shall expire and be and become null and void unless, in the event of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation (other than a merger with a wholly owned subsidiary or in which the Corporation is the surviving corporation); any transfer of all or substantially all of the assets of the Corporation; or the dissolution, liquidation or winding-up of the Corporation, this Option shall have been duly exercised, as hereinabove provided, prior to the date which is the record date for determining the holders of Common Stock entitled to vote upon such consolidation, merger, transfer, dissolution, liquidation or winding-up. The Corporation shall give to the Holder at least ninety (90) days' prior notice of the date which shall be the record date for determining the holders of Common Stock entitled to vote upon such consolidation, merger, transfer, dissolution, liquidation or winding-up.

         4. NONTRANSFERABILITY. This Option shall not be assigned, pledged, hypothecated, sold or otherwise transferred or encumbered by the Holder. Notwithstanding the foregoing, this Option shall be exercisable upon the death or permanent disability of the Holder by Holder's heirs, personal representatives, guardians, beneficiaries, devisees, or otherwise.

         5. NOTICES. Any notice or other communication to the Corporation or to the Holder of this Option shall be in writing and any such notice or communication shall be deemed duly given or made if personally delivered or if mailed, by registered or certified mail, postage prepaid, and if to the
Corporation: to the Corporation's office at 119 West 23rd Street, 25th Floor, New York, New York 10011 and if to such Holder: to James English, at 74 W. Long Lake Rd., Suite 103, Bloomfield Hills, MI 48304 or such other address as the Corporation or the Holder may designate by notice to the other.

         6. GOVERNING LAW. This Option shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

         7. SUCCESSORS AND ASSIGNS. All of the provisions of this Option shall be binding upon the Corporation and its successors and assigns and the Holder, his heirs, personal representatives and guardians.



                      [This Space Intentionally Left Blank]

         IN WITNESS WHEREOF, GRAND ENTERPRISES, INC. has caused this Option to be signed in its corporate name by its Chief Executive Officer and its execution hereof to be attested by its Secretary, as of this 13th day of December 2001.


                                GRAND ENTERPRISES, INC.


                                By: /s/ Teodosio V. Pangia
                                    ------------------------------------
                                    Teodosio V. Pangia, Chief Executive Officer




ACCEPTED:

/s/ James English
-----------------------
James English, Holder

                                    EXHIBIT A

                              ELECTION TO PURCHASE
                   (TO BE SIGNED ONLY UPON EXERCISE OF OPTION)

TO:      GRAND ENTERPRISES, INC.

         The Optionee, holder of the attached option, hereby irrevocable elects to exercise the purchase rights represented by the option for, and to purchase thereunder, ________________________________ shares of common stock of GRAND ENTERPRISES, INC., and herewith makes payment therefor, and requests that the certificate(s) for such shares be delivered to the Optionee at:


______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

         If acquired without registration under the Securities Act of 1933, as amended ("Securities Act"), the Optionee represents that the Common Stock is being acquired without a view to, or for, resale in connection with any distribution thereof without registration or other compliance under the Securities Act and applicable state statutes, and that the Optionee has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking. The Optionee understands that the Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the Common Stock may, under certain circumstances, be inconsistent with these exemptions. The Optionee acknowledges that the Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available. The Company is under no obligation to register the Common Stock under the Securities Act, except as provided in the Agreement for the option. The certificates representing the Common Stock will bear a legend restricting transfer, except in compliance with applicable federal and state securities statutes.

         The Optionee agrees and acknowledges that this purported exercise of the option is conditioned on, and subject to, any compliance with requirements of applicable federal and state securities laws deemed necessary by the Company.

         DATED this ________ day of ______________________________, __________.



                                                 ______________________________
                                                        Signature